UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Amendment to Senior Secured Term Loan Facility Agreement

On April 17, 2015, Ocwen Loan Servicing, LLC, as borrower (the “Borrower”), Ocwen Financial Corporation (the “Company”) and certain subsidiaries of the Company, as guarantors, entered into Amendment No. 3 to Senior Secured Term Loan Facility Agreement (the “Amendment”) with the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which certain amendments were made to the Senior Secured Term Loan Facility Agreement, dated as of February 15, 2013, as amended by Amendment No. 1 to Senior Secured Term Loan Facility Agreement and Amendment No. 1 to Pledge and Security Agreement, dated as of September 23, 2013, as further amended by Amendment No. 2 to Senior Secured Term Loan Facility Agreement, dated as of March 2, 2015 (as so amended, the “SSTL”). Effective as of April 20, 2015, the Amendment, among other things:

•	removes, with respect to the 2014 fiscal year, the requirement that the Company’s financial statements and the related audit report must be unqualified as to going concern; and

•	extends the required time period for delivery of the 2014 audited financial statements to May 29, 2015.

This description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain lenders under the SSTL have other lending relationships with the Company and its subsidiaries. In addition certain lenders under the SSTL have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 7.01	Regulation FD Disclosure.

On April 17, 2015, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 7.01 in this Current Report, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on August 18, 2014) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on October 31, 2014). Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

10.1	Amendment No. 3 to Senior Secured Term Loan Facility Agreement, dated as of April 17, 2015, by and among Ocwen Loan Servicing, LLC, as borrower, Ocwen Financial Corporation, as parent, certain subsidiaries of Ocwen Financial Corporation, as subsidiary guarantors, the lender parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent
99.1	Press release of Ocwen Financial Corporation dated April 17, 2015.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: April 20, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)